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                                                                   EXHIBIT 10.10


                              AK STEEL CORPORATION

                      DIRECTORS' DEFERRED COMPENSATION PLAN


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                         (effective as of July 1, 2002)

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                              AK STEEL CORPORATION

                      DIRECTORS' DEFERRED COMPENSATION PLAN

                       ARTICLE I: INTRODUCTION AND PURPOSE

AK Steel Holding Corporation and AK Steel Corporation ("Company") hereby adopt the AK Steel Corporation Directors' Deferred Compensation Plan, effective as of July 1, 2002. The purpose of the Plan is to aid the Company in attracting and retaining as members of its Board of Directors individuals whose abilities, experience and judgment can contribute to the continued growth of the Company.

The Plan is an unfunded deferred compensation arrangement maintained by the Company for the purpose of providing supplemental retirement benefits for a select group of individuals within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

                             ARTICLE II: DEFINITIONS

As used in the Plan, the following terms, when capitalized, shall have the following meanings, except when otherwise indicated by the context:

2.1 "Account" means the account (including any sub-accounts) established under this Plan for the benefit of a Participant.

2.2 "Administrator" means the Compensation Committee of the Board of Directors, or such other committee or person designated by the Board of Directors.

2.3 "Beneficiary" means the person, entity or entities designated by a Participant to receive the balance of the Participant's Account in the event of the Participant's death. In the absence of an express designation under this Plan, a Participant's Beneficiary shall be his estate.

2.4 "Board of Directors" means the Board of Directors of AK Steel Holding Corporation and AK Steel Corporation.

2.5 "Change in Control" has the same meaning under this Plan as under the Trust Agreement for the AK Steel Corporation Non-Qualified Supplemental Retirement Plans.

2.6 "Chairman" means the Chairman of the Board of Directors.

2.7 "Code" means the Internal Revenue Code of 1986, as amended.

2.8 "Company" means AK Steel Holding Corporation and AK Steel Corporation, and any successor to all or substantially all of the assets or business thereof.

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2.9 "Director" means any member of the Board of Directors who is not an employee of the Company or any of its subsidiaries.

2.10 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.11 "Election Form" means the compensation deferral election form as approved and prescribed by the Administrator.

2.12 "Elective Deferral" means all or any portion of the compensation otherwise payable to a Director for his service as a Director which he irrevocably elects to defer pursuant to a written election made in accordance with the provisions of Article VI.

2.13 "Fixed Income Fund" means the fund among the Investment Funds so designated by the Administrator.

2.14 "Investment Funds" means such funds as are made available to Directors by the Administrator from time to time for the investment of their Accounts in accordance with Article VII of the Plan.

2.15 "Participant" means any Director who has an Account under the Plan or a person who was such as of his Termination Date and who retains, or whose Beneficiary retains, a benefit under the Plan which has not been distributed.

2.16 "Plan" means the AK Steel Corporation Directors' Deferred Compensation Plan as set forth in this instrument, as it may be amended thereafter.

2.17 "Plan Year" means the calendar year.

2.18 "Termination Date" means the date a Director's term as member of the Board of Directors terminates for any reason, including death.

2.19 "Trust" means the Trust Agreement for the AK Steel Corporation Non-Qualified Supplemental Retirement Plans, as amended, and any successor or replacement trust for such trust.

2.20 "Trustee" means the trustee under the Trust.

                       ARTICLE III: ADMINISTRATION OF PLAN

This Plan shall be administered by the Administrator or such delegate as the Administrator may designate from time to time. The Administrator (or such delegate) shall have full discretion to interpret the Plan's terms, and to resolve claims which may arise under the Plan.

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                         ARTICLE IV: SOURCE OF BENEFITS

4.1 General. The Company may pay benefits due under the terms of this Plan directly from its assets or from assets held in the Trust. All assets held by the Trust shall at all times be assets of the Company. The benefits payable under this Plan shall be unfunded for all purposes of the Code and ERISA.

4.2 Assets of the Company. Nothing contained in this Plan shall give or be deemed to give any Participant or any other person any interest in any property of the Trust or of the Company or any right except to receive such payments as are expressly provided hereunder.

4.3 Funding upon Change in Control. In the event of a Change in Control, the Company shall fully fund all benefits then accrued under this Plan by delivering sufficient assets to the Trustee in cash or in kind. Such funding obligation may be secured by an irrevocable letter of credit issued to the Trustee by such bank or other lending institution as approved by the Administrator.

                    ARTICLE V: ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Participation in this Plan shall be limited to Directors. An individual shall be eligible to participate in the Plan upon his designation as a Director.

5.2 Participation. Participation shall commence upon the completion and filing with the Administrator of a properly completed Election Form. A Director who becomes a Participant shall continue to be a Participant until such time as his Account has been completely distributed to him or his Beneficiary.

                   ARTICLE VI: COMPENSATION DEFERRAL ELECTIONS

6.1 Initial Election. With respect to any Plan Year, a Director may elect to defer a percentage or specific dollar amount of the compensation to be earned for his services as a Director with respect to such Plan Year (or remainder thereof if the individual becomes a Director during the Plan Year) by completing an Election Form and delivering it to the Administrator within thirty (30) days following his designation as a Director.

6.2 Annual Election. A Director who does not initially elect to defer compensation in accordance with Section 6.1 when first eligible, and each other Participant, may, by completing an Election Form and delivering it to the Administrator on or before December 31st of any Plan Year, elect to defer a percentage or dollar amount of the compensation to be earned for his services as a Director with respect to the Plan Year that commences immediately after the Administrator receives a timely filed Election Form.

6.3 Elections Irrevocable. Any election to defer compensation that is timely filed as provided under this Article VI shall be irrevocable after the commencement of the period to

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which the election relates, except as expressly otherwise provided in this
Article VI or in Section 8.6.

6.4 Vesting. Except as provided in Sections 8.6 and 10.4, a Participant shall at all times be fully vested in his Account.

                              ARTICLE VII: ACCOUNTS

7.1 Participants' Accounts. The Administrator shall establish an Account for each Participant. Each such Account shall be credited not less frequently than quarterly with the Participant's Elective Deferrals, together with any income, gain or loss allocable to such Account in accordance with Section 7.2, and reduced to reflect any amounts paid from such Account. The Administrator shall establish such sub-accounts for each Participant as are necessary for the proper administration of the Plan. The Administrator shall periodically provide each Participant with a statement of his Account reflecting the contributions, income, gains and losses, and distributions from such Account since the prior statement.

7.2 Investment Elections. Each Participant may elect the manner in which his Account is invested among the Investment Funds in accordance with procedures established by the Administrator. Participants may change their investment elections among the Investment Funds during the Plan Year in accordance with such procedures. Each Participant's Account shall be credited with earnings or losses as if the Account was actually invested in such Investment Funds as elected by the Participant. If a Participant does not direct the investment of his Account (or any portion thereof), such Participant shall be deemed to have elected to direct the investment of his Account (or such portion) in the Fixed Income Fund, or any successor to the Fixed Income Fund as the Administrator shall determine.

7.3 Investments. Notwithstanding any provision in this Plan to the contrary, the Investment Funds are to be used for measurement purposes only under this Plan. A Participant's election of any Investment Funds under Section 7.2, the allocation of his Account among such Investment Funds, and the calculation of additional amounts to be credited or debited to a Participant's Account shall not be considered or construed as an actual investment of his Account in any Investment Funds. In the event that the Company or the Trustee actually invest funds in any Investment Funds, Participants shall have no rights to or interest in any such funds.

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                        ARTICLE VIII: PAYMENT OF BENEFITS

8.1 Forms of Payment.

         (a) Lump Sum. A Participant's Account balance will be paid in a single lump-sum payment unless an installment payment is elected in accordance with
Section 8.1(b). If no method of distribution is designated, any distribution shall be made in a single lump-sum.

         (b) Installments. A Participant, upon completion of the full tenure for which he was elected to serve on the Board of Directors, may elect to receive distribution of his Account balance in at least two (2) but not more than five
(5) annual installments. Installments shall be in equal annual payments with the amount of each payment to be adjusted from time to time as is necessary to reflect earnings, gains and losses allocable to his remaining Account balance. An election of installment payments must be made in writing and delivered to the Administrator on or before December 31st of the Plan Year prior to the Plan Year in which the first installment payment is to be made. Unless otherwise determined by the Administrator, in its sole discretion, any election of installment payments shall be void upon: (1) the Participant's death, in which case such Participant's Account balance shall be paid in accordance with Section 8.3; or (2) the Participant's total and permanent disability, in which case such Participant's Account balance shall be paid in accordance with Section 8.4.

8.2  Commencement of Benefits.

     (a) General. A Participant's Account shall be paid, or commence to be paid in the case of installments, to the Participant, or in the case of the Participant's death, to the Participant's Beneficiary, within thirty (30) days following the Participant's Termination Date.

     (b) Default. If a Participant's Account is not paid in accordance with
     Section 8.2(a) for any reason (other than the suspension of benefits by reason of insolvency of the Company in accordance with the Trust), the Participant (or the Participant's Beneficiary in the case of a distribution following the Participant's death) may direct the Trustee to make distribution to the Participant by delivering to the Trustee a written, sworn statement, certifying that the Participant has qualified for commencement of benefits under the terms of this Plan and stating the amount of benefits to be paid to the Participant. Any distribution under this Section 8.2(b) shall be paid in single lump-sum regardless of the form of distribution previously elected by the Participant.

8.3 Distribution upon Death. If a Participant dies prior to the complete distribution of his Account, the balance of the Account then remaining shall be paid within thirty (30) days following the Participant's death to the Participant's designated Beneficiary in a single lump-sum payment.

8.4 Distribution upon Disability. If a Participant becomes totally and permanently disabled in the judgment of the Administrator, the balance of the Participant's Account shall commence to be paid to the Participant within thirty
(30) days following the Administrator's finding of total

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and permanent disability. Any such finding by the Administrator shall be contained in a writing setting forth the basis for such conclusion, signed by the Administrator and dated to establish the date disability is confirmed for the purposes of this Plan.

8.5 Unforeseen Financial Emergency. If a Participant suffers an unforeseen financial emergency, as defined herein, the Administrator, in its sole discretion, may pay to the Participant only that portion of his Account which the Administrator determines to be necessary to satisfy the emergency need, including any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution. A Participant requesting an emergency payment shall apply for the payment in writing in a form approved by the Administrator and shall provide such additional information as the Administrator may require. For purposes of this paragraph, "unforeseen emergency" means an immediate and heavy financial need resulting from any of the following:

         (a) expenses which are not covered by insurance and which the Participant or his spouse or dependent has incurred as a result of, or is required to incur in order to receive, medical care of long-term custodial care of a dependent of the Participant; or

         (b) the need to prevent eviction of a Participant from his principal residence or foreclosure on the mortgage of the Participant's principal place of residence; or

         (c) expenses which are not covered by insurance and which the Participant or his spouse or dependents has incurred as a result of an accident or natural catastrophe; or

         (d) any other circumstance that is determined by the Administrator in its sole discretion to constitute an unforeseen emergency which is not covered by insurance and which cannot reasonably be relieved by the liquidation of the Participant's other assets.

8.6 Early Withdrawal on Demand. Notwithstanding any other provision of the Plan, a Participant may, upon written request to the Administrator, elect to receive a distribution of the Participant's entire Account under the Plan subject to the penalties described below:

         (a) the lump-sum payment will be equal to 90% of the Participant's then current Account;

         (b) the remaining balance of the Participant's Account shall be forfeited; and

         (c) the Participant will not be eligible to make any Elective Deferrals until the first day of the January following the one-year period measured from the date of withdrawal, and then only if otherwise eligible to participate under the terms of the Plan.

The amount payable under this Section 8.6 shall be paid within forty-five (45) days following receipt by the Administrator of the Participant's written request for withdrawal.

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8.7 Withholding. All federal, state or local taxes that the Administrator determines are required to be withheld from any payments made pursuant to this
Article VIII shall be withheld by the Company. Each Participant shall be solely responsible for any and all taxes payable on any sums distributed to or on behalf of any Participant under this Plan.

              ARTICLE IX: INTERPRETATION, AMENDMENT AND TERMINATION

9.1 Interpretation of the Plan. This document contains the terms of the Plan. However, the Administrator shall have, and the Board of Directors expressly reserves to itself and its designate, the broadest possible power to exercise its discretion to interpret the terms of this Plan and to resolve any question regarding any person's rights under the Plan. Any such interpretation shall be final and binding upon a Participant, his spouse and his heirs and subject to review only in accordance with Section 9.2.

9.2 Claims Procedure. Any Participant or other person questioning the rights of any person under the Plan shall submit such question in writing to the Administrator, or its designate, for resolution. No person shall have any claim or cause of action for any benefit under this Plan until the Administrator, or its designate, has responded to such written claim, which response shall not be unreasonably delayed. It is the intent of the Company, and each Participant agrees as a condition of participation, that any judicial review of any decision hereunder shall be limited to a determination of whether the Administrator, or its designate, acted arbitrarily or capriciously, and that any decision of the Administrator or its designate shall be enforced unless the action taken is found by a court of competent jurisdiction to have been arbitrary or capricious.

9.3 Amendment or Termination of Plan. The Board of Directors may, at any time, with or without notice to any person, amend or terminate this Plan; provided, however, that neither the amendment nor the termination of the Plan may reduce a Participant's Account or adversely affect the rights of any Participant to the benefits accrued by the Participant prior to the date of the action accomplishing the amendment or termination.

                            ARTICLE X: MISCELLANEOUS

10.1 Unsecured General Creditor. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Participant or Beneficiary shall acquire any property interest in his Account or any other assets of the Company, their rights being limited to receiving from the Company deferred payments as set forth in this Plan and these rights are conditioned upon continued compliance with the terms and conditions of this Plan. To the extent that any Participant or Beneficiary acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

10.2 Obligations to the Company. If a Participant becomes entitled to a distribution of benefits under this Plan, and if at such time the Participant has any outstanding debt, obligation or other liability representing an amount owed to the Company, then the Company may offset

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such amounts against the amount of benefits otherwise distributable under the
Plan. Such determination shall be made by the Administrator.

10.3 Assignment or Alienation. Except as required by law, no right of a Participant or designated Beneficiary to receive payments under this Plan shall be subject to transfer, anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law and any attempt, voluntary or involuntary, to effect any such action shall be null and void and of no effect.

10.4 Forfeiture upon Removal. For purposes of this Plan, a Director who is removed from the Board with or without cause by the holders of a majority of shares outstanding and entitled to vote for the election of directors shall forfeit any earnings allocated to his Account under Article VII. In no event shall any Elective Deferrals be subject to forfeiture.

10.5 Sale of Business. Neither the sale of all of the outstanding stock of the Company, nor the sale of substantially all of the assets of the Company shall be or be deemed to be a termination of service for the purpose of establishing a Participant's right to commence to receive benefits under this Plan.

10.6 No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by any person that the assets of the Company will be sufficient to pay any benefit hereunder.

10.7 No Enlargement of Rights. No Participant or Beneficiary shall have any right to a benefit under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

10.8 Construction. Article and section headings in this Plan are for convenience of reference only and shall not be considered as part of the terms of the Plan. Words in the masculine gender include the feminine, and the singular includes the plural, and vice versa, unless qualified by the context.

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10.9 Validity. In the event any provision of this Plan is found by a court of competent jurisdiction to be invalid, void or unenforceable, such provision shall be stricken and the remaining provisions shall continue in full force and effect.

10.10 Binding on Successors, Purchasers, Transferees and Assignees. The Plan shall be binding upon any successor or successors of the Company whether by merger, consolidation, or otherwise. In the event of the sale or transfer of substantially all of the assets of the Company to any successor, purchaser, transferee or assignee, the Company agrees that as a condition of such sale or transfer, the successor, purchaser, transferee or assignee shall adopt and assume the Plan at the time of the sale, transfer or assignment including, without limitation, all obligations which have accrued or may accrue in the future, and shall be bound by all the terms and provisions of the Plan, and the Company shall remain fully liable under the Plan.

10.11 Applicable Law. This Plan is subject to interpretation under federal law and, to the extent applicable, the law of the State of Ohio.

                                            AK STEEL HOLDING CORPORATION
                                            AK STEEL CORPORATION

                                            By:
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                                            Title:
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Adopted: April 18, 2002


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